UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Concentrix Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Supplement to Proxy Statement
For the Special Meeting of Stockholders
To be held on October 28, 2024

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Concentrix Corporation (the “Company”) with the U.S. Securities and Exchange Commission relating to the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held on October 28, 2024.

After the Company filed its Proxy Statement, one purported stockholder of the Company sent the Company a demand letter asserting that the Proxy Statement’s description of the vote required for approval of Proposal Nos. 2 and 3, and the effect of abstentions on the vote, is “confusingly inconsistent.” While the Company believes that the alleged inconsistencies in the Proxy Statement are immaterial, to moot this disclosure claim, avoid nuisance and business delays, and provide additional information to its stockholders, the Company has determined to voluntarily amend certain disclosures in the Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”) under the heading “Supplemental Disclosures to the Proxy Statement.” Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations that any additional disclosure was or is required or material.

Other than the Supplemental Disclosures listed below, the Proxy Statement remains unchanged, and this Supplement does not otherwise amend, supplement, or affect the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to stockholders in connection with the Special Meeting. If you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal.

Supplemental Disclosures to the Proxy Statement

The text under “About the Special Meeting—How to Vote at the Special Meeting—Beneficial Owners” section of the Proxy Statement is amended and restated in its entirety to read as follows (amendments are marked, with new text bold and underlined, and deleted text bold and stricken through):

Beneficial Owners. If you hold your shares of Common Stock in a brokerage account or through a bank or other nominee, your broker, bank, or other nominee is considered the “stockholder of record” and you are considered the “beneficial owner” of the shares. In this case, your broker, bank, or other nominee is responsible for providing you with instructions on how to vote. If you are a beneficial owner and want to vote your shares of Common Stock at the virtual Special Meeting, you will need the unique 16-digit control number that appears on the instructions that accompanied the notice of internet availability or the proxy materials that you received.

A broker non-vote occurs when (i) the bank, broker, trust or other nominee has discretionary voting power on routine proposals to be considered at a meeting of stockholders but does not have discretionary voting power on other proposals to be considered at such meeting because they are non-routine and (ii) the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner on a non-routine proposal. A bank, broker, trust or other nominee may exercise discretion in voting on routine matters but may not exercise discretion, and therefore cannot vote, on non-routine matters if voting instructions are not provided by the beneficial owner on such non-routine matters.

Each of the proposals, the Charter Amendment (Proposal 1), the 2020 Plan Proposal (Proposal 2), and the Adjournment Proposal (Proposal 3) to be considered at this Special Meeting are considered “non-routine” matters. Therefore, if you are a beneficial owner and you do not instruct your bank, broker, ~~bank,~~ trust or other nominee on how to vote your shares of Common Stock with respect to a specific proposal, it will not be permitted to vote your shares on such proposal. ~~(resulting in a “broker non-vote”) on each of the proposals.~~

The text under “About the Special Meeting—Quorum” section of the Proxy Statement is amended and restated in its entirety to read as follows (amendment are marked, with new text bold and underlined, and deleted text bold and stricken through):

We will have a quorum to conduct business at the Special Meeting if holders of a majority of the outstanding shares of Common Stock entitled to vote as of the close of business on the record date are present or represented by proxy at the meeting. ~~In determining a quorum, shares of Common Stock held by stockholders who abstain from voting or whose shares are represented by broker non-votes on any proposal will be considered present at the Special Meeting.~~ Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Special Meeting. As there are no routine proposals to be considered at the Special Meeting, we do not anticipate any broker non-votes. If you do not instruct your bank, broker, trust or other nominee on how to vote your shares of Common Stock with respect to any proposal or any particular proposal, your shares will not be considered entitled to vote or present or represented by proxy at the meeting for purposes of such proposal(s).

The table included in the “About the Special Meeting – Required Votes” section of the Proxy Statement is amended and restated in its entirety to read as follows (amendments are marked, with new text bold and underlined, and deleted text bold and stricken through):

Proposal	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
Charter Amendment	FOR	66-2/3% of shares entitled to vote generally in the election of directors*	Same effect as vote against	Same effect as vote against
2020 Plan Proposal	FOR	Majority of ~~all votes cast~~ shares entitled to vote and present or represented by proxy at the Special Meeting	Same effect as vote against	No effect
Adjournment Proposal	FOR	Majority of ~~all votes cast~~ shares entitled to vote and present or represented by proxy at the Special Meeting	Same effect as vote against	No effect
*     79,561 shares of restricted Common Stock were issued in connection with the Webhelp combination for which holders have waived their right to vote on any matter submitted to the holders of Common Stock. As these shares are not entitled to vote generally in the election of directors, those shares will have no effect with respect to the Charter Amendment proposal.

The text under “Proposal No. 2: Approval of Amended and Restated 2020 Stock Incentive Plan – Required Vote” section of the Proxy Statement is amended and restated in its entirety to read as follows (amendments are marked, with new text bold and underlined, and deleted text bold and stricken through):

The effectiveness of the proposed Amended and Restated 2020 Plan is contingent upon stockholder approval. If our stockholders do not approve the 2020 Plan Proposal, the existing version of the 2020 Plan will remain in effect, unchanged.

If a quorum is present, approval ~~Approval~~ of the material terms of the Amended and Restated 2020 Plan requires the affirmative vote of a majority of the shares of our Common Stock represented, in person or by proxy, and entitled to vote at the Special Meeting ~~present and voting at the Annual Meeting in person or by proxy~~. Unless marked to the contrary, proxies received will be voted “FOR” approval of the Amended and Restated 2020 Plan.